CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
Technology Solutions
As of December 31, 2016 and July 2, 2016 and for the six months ended
December 31, 2016 and January 2, 2016

TECHNOLOGY SOLUTIONS
CONDENSED COMBINED BALANCE SHEETS
(Unaudited)

	December 31,	July 2,
	2016	2016
	(Thousands)

ASSETS
Current assets:
Cash and cash equivalents	$127,627	$149,107
Receivables, less allowances of $30,299 and $34,357, respectively	2,862,859	2,265,341
Inventories	271,081	295,362
Prepaid and other current assets	65,067	65,711
Total current assets	3,326,634	2,775,521
Property, plant and equipment, net	145,424	158,200
Goodwill	648,158	659,368
Intangible assets, net	45,210	55,826
Other assets	39,130	43,516
Total assets	$4,204,556	$3,692,431
LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Short-term debt	$85,639	$102,544
Accounts payable	2,114,809	1,643,576
Accrued expenses and other	198,438	231,674
Total current liabilities	2,398,886	1,977,794
Other liabilities	58,995	60,842
Total liabilities	2,457,881	2,038,636
Commitments and contingencies (Note 8)
Net parent investment:
Net parent company investment	1,954,977	1,821,592
Accumulated other comprehensive loss	(208,302)	(167,797)
Total net parent investment	1,746,675	1,653,795
Total liabilities and net parent investment	$4,204,556	$3,692,431
See notes to condensed combined financial statements.

TECHNOLOGY SOLUTIONS
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	December 31,	January 2,
	2016	2016
	(Thousands)
Sales	$4,375,397	$5,087,754
Cost of sales	3,927,936	4,581,373
Gross profit	447,461	506,381
Selling, general and administrative expenses	330,137	348,894
Restructuring, amortization, integration and other expenses (Note 10)	22,873	30,873
Operating income	94,451	126,614
Other expense, net	7,161	10,684
Interest expense, net	2,161	2,099
Income before income taxes	85,129	113,831
Income tax expense	31,344	42,753
Net income	$53,785	$71,078

See notes to condensed combined financial statements.

TECHNOLOGY SOLUTIONS
CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Six Months Ended
	December 31,	January 2,
	2016	2016
	(Thousands)
Net income	$53,785	$71,078
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments and other adjustments	(40,505)	(32,295)
Total comprehensive income (loss)	$13,280	$38,783

See notes to condensed combined financial statements.

TECHNOLOGY SOLUTIONS
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	December 31,	January 2,
	2016	2016
	(Thousands)
Cash flows from operating activities:
Net income	$53,785	$71,078
Non-cash and other reconciling items:
Depreciation	13,740	13,391
Amortization	8,897	10,291
Stock-based compensation	12,858	16,493
Pension expenses	5,483	6,508
Other, net	1,993	4,043
Changes in (net of effects from businesses acquired):
Receivables	(650,812)	(702,941)
Inventories	16,906	(23,002)
Accounts payable	502,828	569,546
Accrued expenses and other, net	(30,641)	60,851
Net cash flows provided (used) by operating activities	(64,963)	26,258

Cash flows from financing activities:
Borrowings (repayments) of short-term debt, net	(16,506)	28,244
Contributions (to)/from Parent, net	66,742	(19,082)
Net cash flows provided by financing activities	50,236	9,162

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,508)	(1,390)
Acquisitions of businesses, net of cash acquired (Note 2)	—	(19,199)
Other, net	365	(1,375)
Net cash flows used for investing activities	(4,143)	(21,964)

Effect of currency exchange rate changes on cash and cash equivalents	(2,610)	(3,491)

Cash and cash equivalents:
— (decrease) increase	(21,480)	9,965
— at beginning of period	149,107	85,762
— at end of period	$127,627	$95,727

Additional cash flow information (Note 9)
See notes to condensed combined financial statements.

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

1. Description of Business and Basis of Presentation

Basis of Presentation
The accompanying unaudited condensed combined interim financial statements reflect the ongoing operations of the Technology Solutions operating group (the “Business” or “TS”) of Avnet, Inc. (“Avnet” or “Parent”) and have been derived from the consolidated financial statements and accounting records of Avnet. The Business is controlled by Avnet, a publicly traded company listed on the New York Stock Exchange. Avnet is a global value-added distributor of electronic components, enterprise computer and storage products, IT solutions and services and embedded subsystems.
Certain information and footnote disclosures, including critical and significant accounting policies normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted for this interim presentation.
Interim results of operations are not necessarily indicative of the results to be expected for the full fiscal year. The information included in this report should be read in conjunction with the audited combined financial statements as of July 2, 2016 and June 27, 2015 and for the years ended July 2, 2016, June 27, 2015, and June 28, 2014.

Fiscal year
The Business operates on a “52/53 week” fiscal year and fiscal 2017 contains 52 weeks compared to 53 weeks in fiscal 2016. As a result, the first six months of fiscal 2017 contained 26 weeks compared to the first six months of fiscal 2016, which contained 27 weeks.

New accounting pronouncements
In October 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory (“ASU 2016-16”). The update amends accounting guidance for intra-entity transfers of assets other than inventory to require the recognition of income tax consequences when the transfer occurs. The update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. A modified retrospective approach should be applied. The Business is currently evaluating the impact of the adoption of ASU 2016-16 on its combined financial statements.
In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The update provides guidance for eight specific cash flow classification issues with respect to how certain cash receipts and cash payments are presented and classified within the statement of cash flows in an effort to reduce existing diversity in practice. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. ASU 2016-15 should be applied using a retrospective transition method to each period presented. The Business is currently evaluating the impacts of the adoption of ASU 2016-15 on its combined statements of cash flows.
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The update requires a lessee to recognize assets and liabilities on the combined balance sheets for leases with lease terms greater than 12 months. ASU 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The update will be effective for the Business in the first quarter of fiscal 2020, using a modified retrospective approach. The Business is currently evaluating the impact of the adoption of ASU 2016-02 on its combined financial statements.

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), as amended, to supersede nearly all existing revenue recognition guidance under GAAP. The core principles of ASU 2014-09 are to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. Application of the guidance in ASU 2014-09 may require more judgment and estimates within the revenue recognition process compared to existing GAAP. In July 2015, the FASB approved a one-year delay in the effective date of ASU 2014-09, which makes the effective date for the Business the first quarter of fiscal 2019. The Business may adopt the requirements of ASU 2014-09 using either of two acceptable adoption methods: (i) retrospective adoption to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) adoption with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined within ASU 2014-09. The Business is currently evaluating the impact of the future adoption of ASU 2014-09 on its combined financial statements, including the method of adoption to be used.

2. Acquisitions
In the second quarter of fiscal 2016, the Business acquired two businesses with aggregated annualized sales of approximately $120.0 million for an aggregate purchase price of $36.4 million. In November 2015, the Business purchased Orchestra Service GmbH, a German IT distributor of innovative storage solutions and services for EMC products. In January 2016, the Business purchased ExitCertified, a leading provider of certified IT training in North America. The Business paid cash of $19.2 million, net of cash acquired, for such acquisitions in the second quarter of fiscal 2016. The Business has not disclosed the pro-forma impact of the fiscal 2016 acquisitions, as such impact was not material to the Business’s combined financial position or results of operations. The Business had no acquisitions in the first six months of fiscal 2017.

3. Derivative financial instruments
Many of the Business’ subsidiaries purchase and sell products in currencies other than their functional currencies. This subjects the Business to the risks associated with fluctuations in foreign currency exchange rates. The Business reduces this risk by utilizing natural hedging (i.e., offsetting receivables and payables in the same foreign currency) as well as by creating offsetting positions through the use of derivative financial instruments, primarily forward foreign currency exchange contracts typically with maturities of less than 60 days (“economic hedges”). The Business continues to have exposure to foreign currency risks to the extent they are not hedged. The Business adjusts any economic hedges to fair value through the condensed combined statements of operations primarily within “other expense, net.” Therefore, the changes in valuation of the underlying items being economically hedged are offset by the changes in fair value of the forward foreign exchange contracts. The fair value of forward foreign currency exchange contracts, which are based upon Level 2 criteria under the ASC 820 fair value hierarchy, are classified in the captions “other current assets” or “accrued expenses and other,” as applicable, in the accompanying condensed combined balance sheets as of December 31, 2016, and July 2, 2016. The Parents’ master netting and other similar arrangements with various financial institutions related to derivative financial instruments allow for the right of offset. Derivative financial instruments with the same counterparty are presented as either a net asset or liability when the right of offset exists.
The Business generally does not hedge its investments in its foreign operations. The Business does not enter into derivative financial instruments for trading or speculative purposes and monitors the financial stability and credit standing of its counterparties.
The Business’ foreign currency exposure relates primarily to international transactions where the currency collected from customers can be different from the currency used to purchase from suppliers. The Business’ foreign operations transactions are denominated primarily in the following currencies: U.S. Dollar, Euro, British Pound, Canadian Dollar,

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

Australian Dollar and Mexican Peso. The Business also, to a lesser extent, has foreign operations transactions in other European, Latin American and Asian foreign currencies.
The fair values of derivative financial instruments in the Business’ condensed combined balance sheets are as follows:

	December 31,	July 2,
	2016	2016
	(Thousands)
Forward foreign currency exchange contracts not receiving hedge accounting treatment recorded in:
Other current assets	$67	$—
Accrued expenses	(58)	286

The amounts recorded to foreign exchange gain, net related to derivative financial instruments are as follows:

	Six Months Ended
	December 31,	January 2,
	2016	2016
	(Thousands)
Net derivative financial instrument (loss) gain	$(2,226)	$984
Under the economic hedging approach, gains and losses on the derivative financial instruments are partially offset by the gains and losses on the underlying assets or liabilities being hedged.
4. Related Party Transactions
The condensed combined financial statements have been prepared on a stand-alone basis and have been derived from the consolidated financial statements and accounting records of Avnet.
Allocation of General Corporate Expense
During the six months ended December 31, 2016 and January 2, 2016, TS was allocated $79.7 million and $80.3 million, respectively, of support and general corporate expenses incurred by Avnet which are included within selling, general and administrative expenses in the condensed combined statements of operations.
The expense allocations have been determined on a basis management considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the periods presented. The allocations may not, however, reflect the expense the Business would have incurred as an independent company for the periods presented. Actual costs that may have been incurred if the Business had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

Pension and Retirement Plans
The Business’ employees participate in the defined benefit pension plan of the Parent. Avnet’s noncontributory defined benefit pension plan (the “Plan”) covers substantially all U.S. employees. The Plan itself, however, is a cash balance plan that is similar in nature to a defined contribution plan in that a participant’s benefit is defined in terms of a stated account balance.  Employees are eligible to participate in the Plan following the first year of service during which they worked at least 1,000 hours.
The Plan provides defined benefits pursuant to a cash balance feature whereby a participant accumulates a benefit based upon a percentage of current salary, which varies with age, and interest credits. Avnet uses its fiscal year end as the measurement date for determining pension expense and benefit obligations for each fiscal year. Additionally, Avnet has pension plans of certain non-U.S. subsidiaries and other defined benefit plans, which are not considered material. The Business’ share of defined benefit plan costs were $5.5 million and $6.5 million for the six months ended December 31, 2016 and January 2, 2016, respectively. These expenses are included in selling, general and administrative expenses in the condensed combined statements of operations.
Stock-based Compensation
Avnet’s incentive compensation programs primarily consist of share awards, restricted share awards or stock options (any of which may be a performance award). Certain Parent employees supporting the Business’ operations, including certain employees dedicated to the Business, were historically granted these types of awards. These share-based compensation costs have been allocated to the Business as part of the general corporate expense allocations from the Parent, described above. These costs totaled $12.9 million and $16.5 million for the six months ended December 31, 2016 and January 2, 2016, respectively. The underlying equity for all awards granted under the plans consists of Avnet common shares. Accordingly, the amounts presented are not necessarily indicative of future performance and do not necessarily reflect the results the Business would have experienced as an independent company for the periods presented. Share-based compensation expense is included in general and administrative expenses in the accompanying condensed combined statements of operations.
5. Goodwill and intangible assets
The following table presents the change in goodwill balances for the six months ended December 31, 2016. All of the accumulated impairment was recognized in fiscal 2009.

Total
(Thousands)
Gross goodwill	$993,992
Accumulated impairment	(334,624)
Carrying value at July 2, 2016	659,368
Additions	—
Adjustments	—
Foreign currency translation	(11,210)
Carrying value at December 31, 2016	$648,158

Gross goodwill	$982,782
Accumulated impairment	(334,624)
Carrying value at December 31, 2016	$648,158

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

The following table presents the Business’ acquired identifiable intangible assets at December 31, 2016 and July 2, 2016, respectively:

	December 31, 2016			July 2, 2016
	Acquired	Accumulated	Net Book	Acquired	Accumulated	Net Book
	Amount	Amortization	Value	Amount	Amortization	Value
	(Thousands)
Customer related	$155,515	$(112,804)	$42,711	$163,189	$(108,479)	$54,710
Trade name and other	3,796	(1,297)	2,499	1,129	(13)	1,116
	$159,311	$(114,101)	$45,210	$164,318	$(108,492)	$55,826
Intangible asset amortization expense was $8.9 million and $10.3 million for the six months ended December 31, 2016 and January 2, 2016, respectively. Intangible assets have a weighted average remaining life of approximately 4 years as of December 31, 2016. The following table presents the estimated future amortization expense for the next five fiscal years and thereafter (in thousands):

Fiscal Year
Remainder of fiscal 2017	$10,326
2018	8,959
2019	8,918
2020	8,918
2021	6,102
Thereafter	1,987
Total	$45,210

6. Debt
Short-term debt consists of the following (in thousands):

	December 31, 2016	July 2, 2016	December 31, 2016	July 2, 2016
	Average Interest Rate		Carrying Balance
Bank credit facilities and other	6.20%	5.30%	$85,639	$102,544
Short-term debt			$85,639	$102,544

Bank credit facilities and other consist of various committed and uncommitted lines of credit and other forms of bank debt with financial institutions utilized primarily to support the working capital requirements of the Business including its foreign operations. These facilities are short-term in nature due to the ability for the counterparties to terminate or demand payment upon notice to the Business. The Parent has guaranteed $35.2 million and $34.8 million of such facilities as of December 31, 2016 and July 2, 2016, respectively

The Business has historically participated in the Parent’s accounts receivable securitization program (the “Program”). Under the Program, the Business, for the benefit of the Parent, legally sells and isolates certain U.S. trade accounts receivable into a wholly owned and consolidated bankruptcy remote special purpose entity. Such receivables, which are recorded

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

within “Receivables” in the condensed combined balance sheets, totaled $1.01 billion and $696.4 million at December 31, 2016 and July 2, 2016, respectively, and serve as security under the Program.
7. Income taxes
The Business’ effective tax rate on income before income taxes was 36.8% in the first six months of 2017 as compared with an effective tax rate of 37.6% in the six months of fiscal 2016. During the first six months of fiscal 2017 and fiscal 2016, the Business’ effective tax rate was unfavorably impacted primarily by audit settlements and establishment of valuation allowances, partially offset by a favorable mix of income in lower tax jurisdictions.
The Business applies the guidance in ASC 740 Income Taxes, which requires management to use its judgment to the appropriate weighting of all available evidence when assessing the need for the establishment or the release of valuation allowances. As part of this analysis, the Business examines all available evidence on a jurisdiction by jurisdiction basis and weighs the positive and negative evidence when determining the need for full or partial valuation allowances. The evidence considered for each jurisdiction includes, among other items: (i) the historic levels of income or losses over a range of time periods, which may extend beyond the most recent three fiscal years depending upon the historical volatility of income in an individual jurisdiction; (ii) expectations and risk associated with underlying estimates of future taxable income, including considering the historical trend of down-cycles in the Business’ served industries; (iii) jurisdictional specific limitations on the utilization of deferred tax assets including when such assets expire; and (iv) prudent and feasible tax planning strategies.
Amounts presented in these condensed combined financial statements related to income taxes have been determined on a separate tax return basis.
8. Commitments and contingencies
From time to time, the Business may become a party to, or be otherwise involved in various lawsuits, claims, investigations and other legal proceedings arising in the ordinary course of conducting its business. While litigation is subject to inherent uncertainties, management does not anticipate that any such matters will have a material adverse effect on the Business’ financial condition, liquidity or results of operations. The Business also is currently subject to various pending and potential legal matters and investigations relating to compliance with governmental laws and regulations, including import/export. For certain of these matters it is not possible to determine the ultimate outcome, and the Business cannot reasonably estimate the maximum potential exposure or the range of possible loss for such matters due primarily to being in the preliminary stages of the related proceedings and investigations. The Business currently believes that the resolution of such matters will not have a material adverse effect on the Business’ financial position or liquidity, but could possibly be material to its results of operations in any one interim period.

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

In the first quarter of fiscal 2017, the Parent reached a legal settlement on behalf of the Business, resulting in the payment of $6.5 million to settle a lawsuit for an acquired business related to the operations of such business prior to the acquisition by the Business.

9. Additional cash flow information
The “Other, net” component of non-cash and other reconciling items within operating activities in the condensed combined statements of cash flows consisted of the following during the first six months of fiscal 2017 and 2016:

	December 31,	January 2,
	2016	2016
	(Thousands)
Provision for doubtful accounts receivable	$1,741	$2,238
Other, net	252	1,805
Total	$1,993	$4,043
Interest payments were $1.2 million and $1.5 million during the six months ended December 31, 2016 and January 2, 2016, respectively.
The Business includes book overdrafts as part of accounts payable on its condensed combined balance sheets and reflects changes in such balances as part of cash flows from operating activities in its condensed combined statements of cash flows.
10. Restructuring, integration, amortization and other expenses
Fiscal 2017

Six Months Ended
December 31, 2016
(Thousands)
Restructuring expenses	$6,081
Integration costs	209
Other costs, including acquisition costs	8,334
Changes in estimates for prior year restructuring liabilities	(647)
Amortization expense	8,897
Restructuring, integration, amortization and other expenses	$22,874
During the first six months of fiscal 2017, the Business took certain actions in an effort to reduce future operating expenses. These actions include activities related to the Parent’s Avnet Advantage initiative, which is focused on creating long-term operational efficiencies. In addition, the Business incurred integration, amortization and other costs. The following table presents the restructuring, integration, amortization and other expenses recorded during the first six months of fiscal 2017:
The activity related to the restructuring liabilities established and other associated expenses incurred during fiscal 2017 is presented in the following table:

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

		Facility
	Severance	Exit Costs	Other	Total
	(Thousands)
Fiscal 2017 restructuring expenses	$4,668	$1,346	$67	$6,081
Cash payments	(3,364)	(249)	(29)	(3,642)
Other, principally foreign currency translation	(13)	—	—	(13)
Balance at December 31, 2016	$1,291	$1,097	$38	$2,426

Severance expense recorded in the first six months of fiscal 2017 related to the reduction, or planned reduction, of over 100 employees, primarily in senior management, operations, sales and business support functions. Facility exit costs primarily consist of liabilities for remaining lease obligations for exited facilities. Other restructuring costs related primarily to other miscellaneous restructuring and exit costs. The Business expects the majority of the remaining severance and facility exit costs to be paid by the end of fiscal 2017.
Other costs consists primarily of professional fees incurred for acquisitions, costs incurred for businesses divested or closed in current or prior periods, any ongoing facilities operating costs associated with the consolidation, relocation and closure of facilities once such facilities have been vacated or substantially vacated, and other miscellaneous costs that relate to restructuring, integration and other expenses. Included in other costs during the first six months of fiscal 2017 was $6.5 million of expense to settle a lawsuit for an acquired business related to the operations of such business prior to the acquisition by the Business.
Fiscal 2016
During fiscal 2016, the Business incurred restructuring expenses related to various restructuring actions intended to reduce future operating expenses. The following table presents the activity during the first six months of fiscal 2017 related to the remaining restructuring liabilities established during fiscal 2016:

		Facility
	Severance	Exit Costs	Other	Total
	(Thousands)
Balance at July 2, 2016	$4,367	$2,964	$220	$7,551
Cash payments	(3,060)	(1,138)	(46)	(4,244)
Changes in estimates, net	(499)	146	62	(291)
Non-cash amounts	—	—	(60)	(60)
Other, principally foreign currency translation	(67)	(41)	(56)	(164)
Balance at December 31, 2016	$741	$1,931	$120	$2,792

As of December 31, 2016, management expects the majority of the remaining severance, facility exit and other liabilities to be utilized by the end of fiscal 2017.
Fiscal 2015 and prior
As of July 2, 2016, there was $3.0 million of restructuring liabilities remaining related to restructuring actions taken in fiscal years 2015 and prior, the majority of which relates to facility exit costs. The remaining balance for such historical restructuring liabilities as of December 31, 2016 was $1.8 million, which is expected to be paid by the end of fiscal 2017.

TECHNOLOGY SOLUTIONS
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

11. Subsequent Events

Subsequent events were evaluated through February 24, 2017, the date these condensed combined financial statements were available to be issued.